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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-23611 dated April 10, 1997 and No. 333-45597 dated February 4,
1998) and the related Prospectuses of Pacific Gulf Properties Inc. (the "Company") for the registration of $250,000,000 and $300,000,000, respectively, of the Company's common stock, preferred stock, debt securities and warrants of our report dated January 7, 1999, with respect to the combined statement of revenues and certain expenses of the RREEF/SPT Industrial Portfolio (Hohokam 10 East, Hohokam 10 West, Hesperia Business Park, Sierra Trinity Industrial Park, Contra Costa Diablo Industrial Park, Airport Business Center and West Sacramento Industrial Center) for the year ended December 31, 1997, included in the Company's Current Report on Form 8-K/A dated March 5, 1999, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP


Newport Beach, California
March 5, 1999